Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement (No. 333-198219) on Form S-4/A of National Commerce Corporation of our report dated May 9, 2014 with respect to the consolidated financial statements of United Group Banking Company of Florida, Inc. as of December 31, 2013 and for each of the years in the two-year period ended December 31, 2013 as noted in this Current Report on Form 8-K.

/s/ Saltmarsh, Cleaveland & Gund, P.A.

Orlando, Florida

December 15, 2014